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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of the Amendment No. 3 to this Registration Statement on Form S-1 of our report dated March 10, 1999, relating to the financial statements of Prism Financial Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."


                                          /s/ PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
May 12, 1999